Supplemental Financial & Operating Data First Quarter Ended March 31, 2023 Exhibit 99.2

2Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA Forward Looking Statements Certain statements in this presentation are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based on VICI Properties Inc.’s (“VICI” or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical facts and by the use of words such as “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. Among those risks, uncertainties and other factors are: the impact of changes in general economic conditions and market developments, including inflation, interest rate changes, supply chain disruptions, consumer confidence levels, changes in consumer spending, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy; the impact of the rise in interest rates on us, including our ability to successfully pursue investments in, and acquisitions of, additional properties and to obtain debt financing for such investments at attractive interest rates, or at all; risks associated with our pending and recently closed transactions, including our ability or failure to realize the anticipated benefits thereof; our dependence on our tenants at our properties, including their financial condition, results of operations, cash flows and performance, and their affiliates that serve as guarantors of the lease payments, and the negative consequences any material adverse effect on their respective businesses could have on us; our ability to obtain the financing necessary to complete any acquisitions on the terms we expect in a timely manner, or at all; the anticipated benefits of certain arrangements with certain tenants relating to our funding of "same store" capital improvements in exchange for increased rent pursuant to the terms of our agreements with such tenants, which we refer to as the Partner Property Growth Fund; our borrowers’ ability to repay their outstanding loan obligations to us; our dependence on the gaming industry; the impact of extensive regulation from gaming and other regulatory authorities; the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties, or the imposition of conditions to such regulatory approvals; the possibility that our tenants may choose not to renew their lease agreements with us following the initial or subsequent terms of the leases; restrictions on our ability to sell our properties subject to our lease agreements; our tenants and any guarantors’ historical results may not be a reliable indicator of their future results; our substantial amount of indebtedness, and ability to service, refinance and otherwise fulfill our obligations under such indebtedness; our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows; our inability to successfully pursue investments in, and acquisitions of, additional properties; the possibility that we identify significant environmental, tax, legal or other issues that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our pending or completed transactions; the possibility of adverse tax consequences as a result of our pending or recently completed transactions, including tax protection agreements to which we are a party; increased volatility in our stock price, including as a result of our pending or recently completed transactions; our inability to maintain our qualification for taxation as a REIT; our reliance on distributions received from our subsidiaries, including VICI OP, to make distributions to our stockholders; our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time; and competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Tenant, Borrower and Other Company Information The Company makes no representation as to the accuracy or completeness of the information regarding its tenants, including Caesars Entertainment, Inc. (“Caesars”), Century Casinos, Inc. (“Century Casinos”), Cherokee Nation Entertainment, L.L.C. (“CNE”), the Eastern Band of Cherokee Indians (“EBCI”), Foundation Gaming and Entertainment LLC (“Foundation Gaming”), Semino le Hard Rock Entertainment, Inc. (“Hard Rock”), JACK Ohio LLC (“JACK Entertainment”), MGM Resorts International (“MGM”), PENN Entertainment, Inc. (“PENN Entertainment”), PURE Canadian Gaming Corp. (“PURE Canadian”) and an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. (“Venetian Las Vegas Tenant”), borrowers and other companies included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC and MGM, as the parent and guarantor of MGM Lessee, LLC, the Company's significant lessees, have been filed with the Securities and Exchange Commission (“SEC”). Certain financial and other information for our tenants, guarantors, borrowers and other companies included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data and Trademark Information This presentation contains estimates and information concerning the Company's industry, including market position, rent growth, corporate governance, and other analyses of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. The brands operated at our properties are trademarks of their respective owners. None of these owners nor any of their respective officers, directors, agents or employees have approved any disclosure contained in this presentation or are responsible or liable for the content of this presentation. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”) , AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included in the Appendix at the end of this presentation. Financial Data Financial information provided herein is as of March 31, 2023 unless otherwise indicated. DISCLAIMERS

TABLE OF CONTENTS


PALAZZO
PALAZZO

Corporate Overview	4
Portfolio & Financial Highlights	5
Consolidated Balance Sheets	6-7
Consolidated Statements of Operations	8-9
Non-GAAP Financial Measures	10-11
Revenue Detail	12-13
Annualized Contractual Rent and Income from Loans	14
2023 Guidance	15
Capitalization & Key Credit Metrics	16
Debt Detail	17
Portfolio Diversification	18
Portfolio Overview	19-20
Summary of Current Lease Terms	21-24
Investment Activity	25
Capital Markets Activity	26
Gaming Embedded Growth Pipeline	27
Non-Gaming Embedded Growth Pipeline	28
Analyst Coverage	29
Definitions of Non-GAAP Financial Measures	30

VICI Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA 3

4Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA CORPORATE OVERVIEW VICI Properties Inc. is an S&P 500® experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI Properties’ geographically diverse portfolio consists of 49 gaming facilities across the United States and Canada comprising approximately 124 million square feet and features approximately 60,100 hotel rooms and more than 450 restaurants, bars, nightclubs and sportsbooks. Its properties are occupied by industry leading gaming and hospitality operators under long-term, triple-net lease agreements. VICI Properties has a growing array of investing and financing partnerships with leading non-gaming experiential operators, including Great Wolf Resorts, Cabot, Canyon Ranch and Chelsea Piers. VICI Properties also owns four championship golf courses and 34 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties’ goal is to create the highest quality and most productive experiential real estate portfolio through a strategy of partnering with the highest quality experiential place makers and operators. For additional information, please visit www.viciproperties.com. Senior Management Board of Directors Contact Information Edward Pitoniak Chief Executive Officer & Director John Payne President & Chief Operating Officer David Kieske Executive Vice President, Chief Financial Officer Samantha Gallagher Executive Vice President, General Counsel & Secretary Gabriel Wasserman Senior Vice President, Chief Accounting Officer Kellan Florio Senior Vice President, Chief Investment Officer Moira McCloskey Senior Vice President, Capital Markets James Abrahamson* Director, Chairman of the Board Diana Cantor* Director, Audit Committee Chair Monica Douglas* Director Elizabeth Holland* Director, Nominating & Governance Committee Chair Craig Macnab* Director, Compensation Committee Chair Edward Pitoniak Director, Chief Executive Officer Michael Rumbolz* Director * Denotes independent director Corporate Headquarters – VICI Properties Inc. 535 Madison Avenue, 20th Floor New York, New York 10022 (646) 949-4631 Public Markets Detail Ticker: VICI Exchange: NYSE Transfer Agent – Computershare 7530 Lucerne Drive, Suite 305 Cleveland, OH 44130 (800) 962‐4284 www.computershare.com Website www.viciproperties.com Investor Relations investors@viciproperties.com Public Relations pr@viciproperties.com

PORTFOLIO & FINANCIAL HIGHLIGHTS

(amounts in thousands, except per share, portfolio and property data)

Portfolio Highlights

49 Properties & 4 Golf Courses

11 Tenants with 80% of Rent from Publicly Traded Tenants

15 States & 1 Canadian Province across 23 Metropolitan Statistical Areas

34 Acres of Undeveloped and Underdeveloped Land around the Las Vegas Strip

42.0 Years Weighted Average Lease as of March 31, 2023[(2)]

100% Occupancy Rate

Financial Highlights as of March 31, 2023

	Three Months Ended				
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Net Income (Loss) Per Common Share					
Basic	$0.52	$0.63	$0.34	($0.06)	$0.35
Diluted	$0.52	$0.63	$0.34	($0.06)	$0.35
Funds From Operations Per Common Share[(1)]					
Basic	$0.52	$0.64	$0.35	($0.06)	$0.35
Diluted	$0.52	$0.64	$0.35	($0.06)	$0.35
Adjusted Funds From Operations Per Common Share[(1)]					
Basic	$0.53	$0.51	$0.49	$0.48	$0.45
Diluted	$0.53	$0.51	$0.49	$0.48	$0.44
Net Income (Loss) Attributable to Common Stockholders	$518,740	$604,053	$330,905	($57,706)	$240,383
Adjusted EBITDA Attributable to Common Stockholders[(1)]	$710,302	$653,594	$638,614	$564,490	$357,967
Annualized Dividend Per Share	$1.56	$1.56	$1.56	$1.44	$1.44
Dividend Yield at Period End	4.8%	4.8%	5.2%	4.8%	5.1%

Summary Capitalization

Shares Outstanding	1,004,204,918
Third-Party OP Units Outstanding	12,231,373
Share Price as of March 31, 2023	$32.62
Equity Market Capitalization	$33,156,152
Total Debt	17,053,572
Cash & Cash Equivalents	247,673
Total Enterprise Value	$49,962,051
LQA Net Leverage Ratio[(3)]	5.9x

Credit Ratings

Moody's	S&P	Fitch
Ba1 / Stable Outlook	BBB- / Stable Outlook	BBB- / Stable Outlook

(1) See "Non-GAAP Financial Measures" on pages 10-11 of this presentation for the reconciliations and "Definitions of Non-GAAP Financial Measures" on page 30 of this presentation for the definitions of these Non-GAAP Financial Measures. (2) Inclusive of all tenant renewal options based on annualized cash rent. (3) LQA Net Leverage Ratio is defined as Total Debt less Cash & Cash Equivalents divided by last quarter annualized ("LQA") Adjusted EBITDA for the quarter ended March 31, 2023. LTM Net Leverage for the period ended March 31, 2023 was 6.5x. For the LTM period ended March 31, 2023, Adjusted EBITDA reflects the impact of the MGP acquisition for the period from the date of its consummation, April 29, 2022, to March 31, 2023, and, as a result, the LTM Net Leverage Ratio as of March 31, 2023 does not reflect a full 12 months of income from the MGP acquisition. See "Q1'23 LQA Net Leverage" on page 16 for more information and reconciliations on this metric.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

5

6Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA March 31, 2023 December 31, 2022 Assets Real estate portfolio: Investments in leases - sales-type, net 22,579,820$ 17,172,325$ Investments in leases - financing receivables, net 17,051,187 16,740,770 Investments in loans and securities, net 886,524 685,793 Investment in unconsolidated affiliate — 1,460,775 Land 153,560 153,560 Cash and cash equivalents 247,673 208,933 Short-term investments — 217,342 Other assets 934,049 936,328 Total assets 41,852,813$ 37,575,826$ Liabilities Debt, net 16,606,240$ 13,739,675$ Accrued expenses and deferred revenue 221,283 213,388 Dividends and distributions payable 396,212 380,178 Other liabilities 954,543 952,472 Total liabilities 18,178,278 15,285,713 Stockholders' equity 10,042 9,631 — — Additional paid-in capital 22,910,509 21,645,499 Accumulated other comprehensive income 170,441 185,353 Retained earnings 220,254 93,154 Total VICI stockholders' equity 23,311,246 21,933,637 Non-controlling interests 363,289 356,476 Total stockholders' equity 23,674,535 22,290,113 Total liabilities and stockholders' equity 41,852,813$ 37,575,826$ Common stock, $0.01 par value, 1,350,000,000 shares authorized and 1,004,204,918 and 963,096,563 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at March 31, 2023 and December 31, 2022 CONSOLIDATED BALANCE SHEETS (amounts in thousands, except share and per share data)

CONSOLIDATED BALANCE SHEETS – QUARTERLY

(amounts in thousands, except share and per share data)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Assets				
Real estate portfolio:				
Investments in leases - sales-type, net	$ 22,579,820	$ 17,172,325	$ 17,011,585	$ 17,075,857
Investments in leases - financing receivables, net	17,051,187	16,740,770	16,441,616	16,486,522
Investments in loans and securities, net	886,524	685,793	579,805	545,162
Investment in unconsolidated affiliate	—	1,460,775	1,463,230	1,464,766
Land	153,560	153,560	153,560	153,576
Cash and cash equivalents	247,673	208,933	518,383	614,001
Short-term investments	—	217,342	207,722	—
Other assets	934,049	936,328	932,081	949,333
Total assets	$ 41,852,813	$ 37,575,826	$ 37,307,982	$ 37,289,217
Liabilities				
Debt, net	$ 16,606,240	$ 13,739,675	$ 13,730,503	$ 13,721,500
Accrued expenses and deferred revenue	221,283	213,388	202,888	173,734
Dividends and distributions payable	396,212	380,178	380,174	346,526
Other liabilities	954,543	952,472	932,120	932,570
Total liabilities	18,178,278	15,285,713	15,245,685	15,174,330
Stockholders' equity				
Common stock	10,042	9,631	9,631	9,631
Preferred stock	—	—	—	—
Additional paid-in capital	22,910,509	21,645,499	21,641,945	21,644,198
Accumulated other comprehensive income	170,441	185,353	191,314	197,275
Retained earnings (deficit)	220,254	93,154	(133,311)	(88,610)
Total VICI stockholders' equity	23,311,246	21,933,637	21,709,579	21,762,494
Non-controlling interests	363,289	356,476	352,718	352,393
Total stockholders' equity	23,674,535	22,290,113	22,062,297	22,114,887
Total liabilities and stockholders' equity	$ 41,852,813	$ 37,575,826	$ 37,307,982	$ 37,289,217

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

7

8Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA Three Months Ended March 31, 2023 2022 Revenues Income from sales-type leases 478,394$ 326,735$ Income from lease financing receivables, loans and securities 371,069 72,878 Other income 18,339 8,386 Golf revenues 9,845 8,626 Total revenues 877,647 416,625 Operating expenses General and administrative 15,005 9,466 Depreciation 814 776 Other expenses 18,339 8,386 Golf expenses 5,952 5,285 Change in allowance for credit losses 111,477 80,820 Transaction and acquisition expenses (958) 755 Total operating expenses 150,629 105,488 Income from unconsolidated affiliate 1,280 — Interest expense (204,360) (68,142) Interest income 3,047 93 Other gains (losses) 1,963 — Income before income taxes 528,948 243,088 Income tax expense (1,087) (400) Net income 527,861 242,688 Less: Net income attributable to non-controlling interests (9,121) (2,305) Net income attributable to common stockholders 518,740$ 240,383$ Net income per common share Basic 0.52$ 0.35$ Diluted 0.52$ 0.35$ Weighted average number of shares of common stock outstanding Basic 1,001,526,645 684,341,045 Diluted 1,003,831,325 687,914,683 CONSOLIDATED STATEMENT OF OPERATIONS (1) Refer to Note 5 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. (amounts in thousands, except share and per share data) (1) (1)Impact to net income related to non-cash change in allowance for credit losses - CECL (111,477)$ (80,820)$ Per share impact related to non-cash change in allowance for credit losses - CECL Basic (0.11)$ (0.12)$ Diluted (0.11)$ (0.12)$

CONSOLIDATED STATEMENT OF OPERATIONS – QUARTERLY

(amounts in thousands, except share and per share data)

	Three Months Ended			
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Revenues				
Income from sales-type leases	$ 478,394	$ 386,293	$ 376,048	$ 375,169
Income from lease financing receivables, loans and securities	371,069	355,685	350,945	261,721
Other income	18,339	17,818	17,862	15,563
Golf revenues	9,845	10,110	6,688	10,170
Total revenues	877,647	769,906	751,543	662,623
Operating expenses				
General and administrative	15,005	15,029	12,063	11,782
Depreciation	814	811	816	779
Other expenses	18,339	17,818	17,862	15,563
Golf expenses	5,952	6,272	5,186	5,859
Change in allowance for credit losses[1]	111,477	(30,965)	232,763	551,876
Transaction and acquisition expenses	(958)	3,287	1,947	16,664
Total operating expenses	150,629	12,252	270,637	602,523
Income from unconsolidated affiliate	1,280	21,916	22,719	15,134
Interest expense	(204,360)	(169,329)	(169,354)	(133,128)
Interest income	3,047	5,633	3,024	780
Other gains (losses)	1,963	—	—	—
Income (loss) before income taxes	528,948	615,874	337,295	(57,114)
Income tax expense	(1,087)	(1,032)	(417)	(1,027)
Net income (loss)	527,861	614,842	336,878	(58,141)
Less: Net (income) loss attributable to non-controlling interests	(9,121)	(10,789)	(5,973)	435
Net income (loss) attributable to common stockholders	$ 518,740	$ 604,053	$ 330,905	$ (57,706)
Net income (loss) per common share				
Basic	$ 0.52	$ 0.63	$ 0.34	$ (0.06)
Diluted	$ 0.52	$ 0.63	$ 0.34	$ (0.06)
Weighted average number of shares of common stock outstanding				
Basic	1,001,526,645	962,580,619	962,573,646	896,545,880
Diluted[2]	1,003,831,325	965,299,406	964,134,340	896,545,880
Impact to net income (loss) related to non-cash change in allowance for credit losses - CECL[1]	$ (111,477)	$ 30,965	$ (232,763)	$ (551,876)
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ (0.11)	$ 0.03	$ (0.24)	$ (0.62)
Diluted	$ (0.11)	$ 0.03	$ (0.24)	$ (0.62)

(1) Refer to Note 5 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. (2) For the calculation of diluted net income (loss) per common share for the quarter ending June 30, 2022, the diluted weighted average number of shares of common stock outstanding is equal to the basic weighted average number of shares of common stock outstanding. Please refer to page 11 for further detail.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

9

10Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA NON-GAAP FINANCIAL MEASURES (1) See definitions of Non-GAAP Financial Measures on page 30 of this presentation. (2) Represents non-cash foreign currency remeasurement adjustments. (amounts in thousands, except share and per share data) Three Months Ended March 31, 2023 2022 Net income attributable to common stockholders 518,740$ 240,383$ Real estate depreciation — — Joint venture depreciation and non-controlling interest adjustments 1,426 — Funds From Operations (FFO) attributable to common stockholders (1) 520,166 240,383 Non-cash leasing and financing adjustments (122,834) (35,564) Non-cash change in allowance for credit losses 111,477 80,820 Non-cash stock-based compensation 3,467 2,630 Transaction and acquisition expenses (958) 755 Amortization of debt issuance costs and original issue discount 19,682 15,977 Other depreciation 783 746 Capital expenditures (988) (454) Other (gains) losses (2) (1,963) — Joint venture non-cash adjustments and non-controlling interest adjustments (227) 202 Adjusted Funds From Operations (AFFO) attributable to common stockholders (1) 528,605 305,495 Interest expense, net 181,631 52,072 Income tax expense 1,087 400 Joint venture adjustments and non-controlling interest adjustments (1,021) — Adjusted EBITDA attributable to common stockholders (1) 710,302$ 357,967$ Net income per common share Basic 0.52$ 0.35$ Diluted 0.52$ 0.35$ FFO per common share Basic 0.52$ 0.35$ Diluted 0.52$ 0.35$ AFFO per common share Basic 0.53$ 0.45$ Diluted 0.53$ 0.44$ Weighted average number of shares of common stock outstanding - Net income, FFO and AFFO Basic 1,001,526,645 684,341,045 Diluted 1,003,831,325 687,914,683

NON-GAAP FINANCIAL MEASURES – QUARTERLY

(amounts in thousands, except share and per share data)

	Three Months Ended			
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net income (loss) income attributable to common stockholders	$ 518,740	$ 604,053	$ 330,905	$ (57,706)
Real estate depreciation	—	—	—	—
Joint venture depreciation and non-controlling interest adjustments	1,426	10,093	9,743	7,310
Funds From Operations (FFO) attributable to common stockholders[1]	520,166	614,146	340,648	(50,396)
Non-cash leasing and financing adjustments	(122,834)	(107,109)	(108,553)	(86,405)
Non-cash change in allowance for credit losses	111,477	(30,965)	232,763	551,876
Non-cash stock-based compensation	3,467	3,627	3,493	3,236
Transaction and acquisition expenses	(958)	3,287	1,947	16,664
Amortization of debt issuance costs and original issue discount	19,682	10,301	10,326	11,991
Other depreciation	783	780	785	749
Capital expenditures	(988)	(709)	(437)	(202)
Gain on extinguishment of debt and interest rate swap settlements	—	—	—	(5,405)
Other (gains) losses[2]	(1,963)	—	—	—
Joint venture non-cash adjustments and non-controlling interest adjustments	(227)	(5,759)	(10,315)	(12,058)
Adjusted Funds From Operations (AFFO) attributable to common stockholders[1]	528,605	487,599	470,657	430,050
Interest expense, net	181,631	153,395	156,004	125,762
Income tax expense	1,087	1,032	417	1,027
Joint venture adjustments and non-controlling interest adjustments	(1,021)	11,568	11,536	7,651
Adjusted EBITDA attributable to common stockholders[1]	$ 710,302	$ 653,594	$ 638,614	$ 564,490
Net income (loss) per common share				
Basic	$ 0.52	$ 0.63	$ 0.34	$ (0.06)
Diluted	$ 0.52	$ 0.63	$ 0.34	$ (0.06)
FFO per common share				
Basic	$ 0.52	$ 0.64	$ 0.35	$ (0.06)
Diluted	$ 0.52	$ 0.64	$ 0.35	$ (0.06)
Weighted average number of shares of common stock outstanding - Net income (Loss) and FFO				
Basic	1,001,526,645	962,580,619	962,573,646	896,545,880
Diluted	1,003,831,325	965,299,406	964,134,340	896,545,880
AFFO per common share				
Basic	$ 0.53	$ 0.51	$ 0.49	$ 0.48
Diluted	$ 0.53	$ 0.51	$ 0.49	$ 0.48
Weighted average number of shares of common stock outstanding - AFFO				
Basic	1,001,526,645	962,580,619	962,573,646	896,545,880
Diluted[3]	1,003,831,325	965,299,406	964,134,340	897,362,588

(1) See definitions of Non-GAAP Financial Measures on page 30 of this presentation. (2) Represents non-cash foreign currency remeasurement adjustments. (3) For the three months ended June 30, 2022, the diluted weighted average number of shares of common stock outstanding in relation to AFFO is adjusted to include the dilutive effect, using the treasury stock method, of the assumed conversion of our restricted stock in the amount of 816,708 shares. For the three months ended June 30, 2022, such amounts have been excluded from the diluted weighted average number of shares of common stock in relation to net income (loss) and FFO as these were in loss positions and the effect of inclusion would have been antidilutive.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

11

REVENUE DETAIL

(amounts in thousands, except share and per share data)

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Contractual revenue from sales-type leases		
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease	$ 132,952	$ 122,729
Caesars Las Vegas Master Lease	113,619	105,556
MGM Grand/Mandalay Bay Lease	69,922	—
The Venetian Resort Las Vegas Lease	63,125	25,298
Greektown Lease	12,830	12,830
Hard Rock Cincinnati Lease	11,176	11,010
Caesars Southern Indiana Lease	8,247	8,125
Century Master Lease	6,865	6,376
Margaritaville Lease	6,394	5,924
Income from sales-type leases non-cash adjustment[1]	53,264	28,887
Income from sales-type leases	478,394	326,735
Contractual revenue from lease financing receivables		
MGM Master Lease	187,500	—
Harrah's NOLA, AC, and Laughlin (included in Caesars Regional Master Lease)	42,966	39,663
JACK Entertainment Master Lease	17,423	16,690
Mirage Lease	22,500	—
Gold Strike Lease	5,000	—
Foundation Master Lease	6,063	—
PURE Master Lease	3,809	—
Income from lease financing receivables non-cash adjustment[1]	69,577	6,666
Income from lease financing receivables	354,838	63,019
Contractual interest income		
Senior Secured Notes	108	—
Senior Secured Loans	10,264	9,030
Mezzanine Loans	5,866	818
Income from loans non-cash adjustment[1]	(7)	11
Income from loans and securities	16,231	9,859
Income from lease financing receivables, loans and securities	371,069	72,878
Other income	18,339	8,386
Golf revenues	9,845	8,626
Total revenues	$ 877,647	$ 416,625

(1) Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

12

REVENUE DETAIL – QUARTERLY

(amounts in thousands, except share and per share data)

	Three Months Ended			
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Contractual revenue from sales-type leases				
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease	$ 132,952	$ 129,544	$ 122,729	$ 122,729
Caesars Las Vegas Master Lease	113,619	110,932	105,556	105,556
MGM Grand/Mandalay Bay Lease	69,922	—	—	—
The Venetian Resort Las Vegas Lease	63,125	62,500	62,500	62,500
Greektown Lease	12,830	12,830	12,830	12,830
Hard Rock Cincinnati Lease	11,176	11,176	11,010	11,010
Caesars Southern Indiana Lease	8,247	8,247	8,166	8,125
Century Master Lease	6,865	6,376	6,376	6,376
Margaritaville Lease	6,394	5,953	5,953	5,954
Income from sales-type leases non-cash adjustment[(1)]	53,264	38,735	40,928	40,089
Income from sales-type leases	478,394	386,293	376,048	375,169
Contractual revenue from lease financing receivables				
MGM Master Lease	187,500	211,855	215,000	148,112
Harrah's NOLA, AC, and Laughlin (included in Caesars Regional Master Lease)	42,966	41,866	39,663	39,663
JACK Entertainment Master Lease	17,423	17,251	17,250	17,251
Mirage Lease	22,500	3,145	—	—
Gold Strike Lease	5,000	—	—	—
Foundation Master Lease	6,063	652	—	—
PURE Master Lease	3,809	—	—	—
Income from lease financing receivables non-cash adjustment[(1)]	69,577	68,379	67,629	46,319
Income from lease financing receivables	354,838	343,148	339,542	251,345
Contractual interest income				
Senior Secured Notes	108	—	—	—
Senior Secured Loans	10,264	9,801	9,508	9,185
Mezzanine Loans	5,866	2,741	1,898	1,194
Income from loans non-cash adjustment[(1)]	(7)	(5)	(3)	(3)
Income from loans and securities	16,231	12,537	11,403	10,376
Income from lease financing receivables, loans and securities	371,069	355,685	350,945	261,721
Other income	18,339	17,818	17,862	15,563
Golf revenues	9,845	10,110	6,688	10,170
Total revenues	$ 877,647	$ 769,906	$ 751,543	$ 662,623

(1) Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

13

ANNUALIZED CONTRACTUAL RENT AND INCOME FROM LOANS

(amounts in millions)

	Assets Per Lease	Locations	Annualized Rent as of May 2023
Annualized Contractual Rent			
MGM Master Lease[(1)]	11	Las Vegas / Regional	$744.6
Caesars Regional Master Lease & Joliet Lease	16	Regional	703.7
Caesars Las Vegas Master Lease	2	Las Vegas	454.5
MGM Grand/Mandalay Bay Master Lease	2	Las Vegas	309.9
The Venetian Resort Las Vegas Lease	1	Las Vegas	257.5
Mirage Lease	1	Las Vegas	90.0
JACK Entertainment Master Lease	2	Regional	70.0
Greektown Lease	1	Regional	51.3
Hard Rock Cincinnati Lease	1	Regional	44.7
Gold Strike Lease	1	Regional	40.0
Caesars Southern Indiana Lease	1	Regional	33.0
Century Master Lease	3	Regional	27.5
Margaritaville Lease	1	Regional	26.5
Foundation Master Lease	2	Regional	24.3
PURE Master Lease[(2)]	4	International	16.1
Total Annualized Contractual Rent	49		$2,893.4

	Principal Balance as of March 31, 2023	Blended Interest Rate	Annualized Income from Loans
Annualized Contractual Income from Loans and Securities			
Senior Secured Notes	$85.0	11.0%	$9.4
Senior Secured Loans[(3)]	526.1	7.8%	41.1
Mezzanine Loans	293.5	9.7%	28.5
Total Annualized Contractual Income from Loans and Securities	$904.6	8.7%	$79.0
Total Annualized Contractual Rent and Income from Loans and Securities			$2,972.4

(1) Annual rent payment under the MGM Master Lease was reduced by $130.0 million to account for MGM's divestiture of the operations of Gold Strike Casino Resort and the Mirage. (2) Assumes an exchange rate of C1:00:US$0.74 as of March 31, 2023. (3) Subsequent to quarter-end, on May 1, 2023, the Caesars Forum Convention Center mortgage loan, representing $400.0 million in principal balance of our senior secured loans, was repaid in full.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

14

15Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA 2023 GUIDANCE (amounts in millions, except per share data) The Company is reaffirming AFFO guidance for the full year 2023. In determining AFFO, the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable GAAP financial measure. In reliance on the exemption provided by applicable rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2023 AFFO to GAAP net income because we are unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of the Company’s control and may not be reliably predicted, including its tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results and, as disclosed in the Company’s historical financial results, the impact of these adjustments could be material, individually or in the aggregate, to the Company’s reported GAAP results. For more information, see “Non-GAAP Financial Measures” on page 30 of this presentation. The Company estimates AFFO for the year ending December 31, 2023 will be between $2,115.0 million and $2,155.0 million, or between $2.10 and $2.13 per diluted common share. Guidance does not include the impact on operating results from any possible or pending future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. The following is a summary of the Company’s full-year 2023 guidance: The above per share estimates reflect the dilutive effect of the pending 27,102,500 shares related to the January 2023 Forward Sale Agreements as calculated under the treasury stock method. VICI OP Units held by a third party are reflected as non-controlling interests and the income allocable to them is deducted from net income to arrive at net income attributable to common stockholders and AFFO; accordingly, guidance represents AFFO per share attributable to common stockholders based solely on outstanding shares of VICI common stock. The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this presentation. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. 2023 Guidance For the Year Ending December 31, 2023: Low High Estimated Adjusted Funds From Operations (AFFO) $2,115.0 $2,155.0 Estimated Adjusted Funds From Operations (AFFO) per common diluted share $2.10 $2.13 Estimated Weighted Average Common Share Count at Year End (in millions) 1,009.5 1,009.5

16Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA CAPITALIZATION & KEY CREDIT METRICS (1) Following the closing of the MGP acquisition, MGM holds 100% of the outstanding third-party held OP Units, which may be redeemed for cash or, at VICI's election, shares of common stock. (2) See "Non‐GAAP Financial Measures" on pages 10-11 of this presentation for the reconciliations, and "Definitions of Non-GAAP Financial Measures" on page 30 of this presentation for the definitions, of these Non‐GAAP Financial Measures. (amounts in thousands, except share and per share data; as of March 31, 2023, unless otherwise noted) Capitalization Shares Outstanding 1,004,204,918 Third-Party OP Units Outstanding(1) 12,231,373 Share Price $32.62 Equity Market Capitalization $33,156,152 Revolving Credit Facility 103,572 Senior Unsecured Notes 13,950,000 MGM Grand Las Vegas / Mandalay Bay CMBS Debt 3,000,000 Total Debt $17,053,572 Total Market Capitalization $50,209,724 Less: Cash & Cash Equivalents 247,673 Total Enterprise Value $49,962,051 Q1’23 LQA Net Leverage Q1’23 Adj. EBITDA(2) $710,302 Annualized Q1’23 Adj. EBITDA 2,841,208 Net Debt 16,805,899 LQA Net Leverage 5.9x VICI Issuer Credit Ratings Moody’s: Ba1 / Stable Outlook S&P: BBB- / Stable Outlook Fitch: BBB- / Stable Outlook Investment Grade Bond Covenants Thresholds Actuals Total Net Debt to Adjusted Total Assets < 60% 41% Senior Secured Net Debt to Adjusted Total Assets < 40% 7% Interest Coverage Ratio > 1.5x 3.5x Total Unencumbered Assets to Unsecured Debt > 150% 259% Total Liquidity Revolving Credit Facility Capacity $2,396,428 Outstanding Forward Sale Agreement Proceeds 960,417 Cash & Cash Equivalents 247,673 Total Liquidity $3,604,518

DEBT DETAIL

(amounts in thousands)

Debt	Maturity Date	Coupon Rate	Effective Rate	As of March 31, 2023 Face Value	% of Total Debt	Carrying Value[1]
Senior Unsecured Debt[2]						
$2.5Bn Revolving Credit Facility						
Borrowings in USD	3/31/2027[3]	SOFR+1.05%[4]	5.952%[5]	-	-	-
Borrowings in CAD	3/31/2027[3]	CDOR+1.05%[4]	6.000%[5]	$103,572	0.6%	$103,572
2024 Bond Maturity						
5.625% Notes due 2024[6]	5/1/2024	5.625%	5.625%	1,050,000	6.2%	1,054,164
2025 Bond Maturities						
3.500% Notes due 2025	2/15/2025	3.500%	3.500%	750,000	4.4%	745,606
4.375% Notes due 2025	5/15/2025	4.375%	4.375%	500,000	2.9%	496,701
4.625% Notes due 2025[6]	6/15/2025	4.625%	4.625%	800,000	4.7%	785,861
2026 Bond Maturities						
4.500% Notes due 2026[6]	9/1/2026	4.500%	4.500%	500,000	2.9%	482,795
4.250% Notes due 2026	12/1/2026	4.250%	4.250%	1,250,000	7.3%	1,239,538
2027 Bond Maturities						
5.750% Notes due 2027[6]	2/1/2027	5.750%	5.750%	750,000	4.4%	758,464
3.750% Notes due 2027	2/15/2027	3.750%	3.750%	750,000	4.4%	743,505
2028 Bond Maturities						
4.500% Notes due 2028[6]	1/15/2028	4.500%	4.500%	350,000	2.1%	337,809
4.750% Notes due 2028	2/15/2028	4.750%	4.516%[7]	1,250,000	7.3%	1,237,710
2029 Bond Maturities						
3.875% Notes due 2029[6]	2/15/2029	3.875%	3.875%	750,000	4.4%	683,544
4.625% Notes due 2029	12/1/2029	4.625%	4.625%	1,000,000	5.9%	989,331
2030 Bond Maturities						
4.950% Notes due 2030	2/15/2030	4.950%	4.541%[7]	1,000,000	5.9%	988,050
4.125% Notes due 2030	8/15/2030	4.125%	4.125%	1,000,000	5.9%	988,999
2032 Bond Maturity						
5.125% Notes due 2032	5/15/2032	5.125%	3.980%[7]	1,500,000	8.8%	1,481,308
2052 Bond Maturity						
5.625% Notes due 2052	5/15/2052	5.625%	5.625%	750,000	4.4%	735,483
Total Unsecured Debt	-	-	-	$14,053,572	82.4%	$13,852,440
MGM Grand/Mandalay Bay CMBS Debt	3/5/2032	3.558%	3.558%	3,000,000	17.6%	2,753,800
Total Debt		4.48%	4.34%[5][7]	$17,053,572	100.0%	$16,606,240
Fixed Rate Debt Outstanding				99.4%		
Weighted Average Years to Maturity				6.6 Years		

(1) Carrying value shown net of unamortized original issue discount and unamortized debt issuance costs. (2) Holders of the senior notes, as well as the trustee under the governing indentures and the administrative agent and lenders under VICI's Credit Agreement, benefit from a limited pledge of the equity of VICI Properties L.P. ("VICI LP"). Refer to Note 7 - Debt within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. (3) Maturity date shown inclusive of applicable extension options. (4) Facility fees based on applicable total commitments (0.15%-0.375% depending on VICI LP's ratings). SOFR-based rate includes a credit spread adjustment. (5) Based on one-month SOFR of 4.80% and one-month CDOR of 4.95% as of March 31, 2023. (6) Issued in exchange for senior notes originally issued by MGP OP pursuant to the related exchange offers, which settled on April 29, 2022 in connection with the closing of the MGP acquisition. Principal amounts listed include unexchanged MGP OP notes which remain outstanding, totaling $90.0 million in the aggregate. (7) Represents the contractual interest rates adjusted to account for the impact of the forward-starting interest rate swaps and treasury locks. Refer to Note 8 – Derivatives within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

17

18Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA PORTFOLIO DIVERSIFICATION(1) (1) Based on annualized contractual rent as of May 2023. (2) MGM Master Lease rent is allocated based on internal rent allocations by property location. (3) Adjusted for VICI’s pending acquisition of the leasehold interest in the land and buildings associated with Rocky Gap Casino Resort (“Rocky Gap”), which is subject to customary closing conditions and regulatory approvals. No assurance can be provided that this transaction will close on the anticipated timeline or at all. Please refer to page 25 of this presentation for additional details regarding this pending transaction. (4) Assumes an exchange rate of C$1:00:US$0.74 as of March 31, 2023. Geographic Diversification Across 15 States and 1 Canadian Province Long-Term Partnerships with 11 Tenants Regional 74% Las Vegas 26% At Formation (2017) At Formation (2017) Regional 53% Las Vegas 47% International 1% Current - Adjusted for Pending Transactions (2)(3) Current - Adjusted for Pending Transactions (3) Caesars 40% MGM 36% Venetian 9% Hard Rock 5% PENN 3% JACK 2% Century Casinos 1% Cherokee Nation 1% EBCI 1% Foundation 1% PURE Canadian(4) 1% Caesars 100%

PORTFOLIO OVERVIEW

Major MSAs Served	Property	Location	Total Sq. Ft. (000s)	Casino Sq. Ft.	Meeting Sq. Ft.	Slot Machines	Table Games	Hotel Rooms
Boston	MGM Springfield	Springfield, MA	2,000	106	34	1,469	48	240
Calgary	PURE Casino Calgary	Calgary, AB	57	22	4	832	39	--
	PURE Casino Lethbridge	Lethbridge, AB	43	13	--	427	24	--
Chicago	Harrah's Joliet[(1)]	Joliet, IL	1,011	39	6	790	20	200
	Horseshoe Hammond	Hammond, IN	1,716	117	--	1,730	80	--
Cincinnati	Hard Rock Cincinnati	Cincinnati, OH	1,482	100	33	1,800	100	--
Cleveland	JACK Cleveland	Cleveland, OH	844	96	--	1,330	120	--
	JACK Thistledown	North Randall, OH	1,004	57	--	1,480	--	--
	MGM Northfield Park	Northfield, OH	724	74	--	1,533	--	--
Dallas	Horseshoe Bossier City	Bossier City, LA	1,419	34	22	990	60	600
	Margaritaville Bossier City	Bossier City, LA	380	30	--	991	49	395
Detroit	Hollywood Casino at Greektown	Detroit, MI	2,200	100	14	2,145	63	400
	MGM Grand Detroit	Detroit, MI	3,220	147	30	2,692	151	400
Edmonton	PURE Casino Edmonton	Edmonton, AB	72	72	--	852	43	--
	PURE Casino Yellowhead	Edmonton, AB	75	75	--	753	39	--
Jackson	WaterView	Vicksburg, MS	195	37	7	650	10	122
Kansas City	Harrah's North Kansas City	North Kansas City, MO	1,435	58	13	930	60	390
Las Vegas	Caesars Palace Las Vegas	Las Vegas, NV	8,579	124	300	1,300	160	3,980
	Excalibur	Las Vegas, NV	2,860	96	25	909	42	3,981
	Harrah's Las Vegas	Las Vegas, NV	4,100	89	24	950	60	2,540
	Luxor	Las Vegas, NV	3,398	104	35	805	48	4,397
	Mandalay Bay	Las Vegas, NV	9,581	154	2,121	1,009	69	4,750
	MGM Grand Las Vegas	Las Vegas, NV	9,068	144	850	1,303	97	6,731
	The Mirage	Las Vegas, NV	4,795	94	170	835	71	3,044
	New York - New York & The Park	Las Vegas, NV	2,765	81	31	878	54	2,024
	Park MGM	Las Vegas, NV	5,099	67	77	761	64	2,898
	The Venetian Resort Las Vegas	Las Vegas, NV	16,970	225	2,300	1,480	210	7,100
Laughlin	Harrah's Laughlin	Laughlin, NV	1,413	58	7	730	30	1,510

(1) Owned by Harrah's Joliet Landco LLC, a joint venture of which a subsidiary of VICI is the 80% owner and managing member.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

19

PORTFOLIO OVERVIEW (CONTINUED)

Major MSAs Served	Property	Location	Total Sq. Ft. (000s)	Casino Sq. Ft.	Meeting Sq. Ft.	Slot Machines	Table Games	Hotel Rooms
Louisville	Caesars Southern Indiana	Elizabeth, IN	2,510	74	24	1,060	90	500
Memphis	Fitz	Robinsonville, MS	544	39	8	864	9	506
	Gold Strike Tunica	Robinsonville, MS	1,460	59	17	1,149	61	1,109
	Horseshoe Tunica	Robinsonville, MS	1,008	63	20	920	100	510
Nashville	Harrah's Metropolis	Metropolis, IL	474	24	--	640	20	210
New Orleans	Beau Rivage	Biloxi, MS	3,633	90	50	1,455	78	1,739
	Harrah's Gulf Coast	Biloxi, MS	1,031	32	--	640	30	540
	Harrah's New Orleans	New Orleans, LA	1,180	83	47	1,210	110	450
New York	Empire City	Yonkers, NY	549	137	--	4,562	--	--
Omaha	Harrah's Council Bluffs	Council Bluffs, IA	790	23	6	500	20	250
	Horseshoe Council Bluffs	Council Bluffs, IA	632	55	--	1,260	50	150
Pittsburgh	Mountaineer Casino	New Cumberland, WV	890	72	70	1,032	27	357
Philadelphia	Borgata	Atlantic City, NJ	5,673	218	106	2,493	163	2,767
	Caesars Atlantic City	Atlantic City, NJ	3,816	115	29	1,730	110	1,140
	Harrah's Atlantic City	Atlantic City, NJ	4,470	150	125	1,850	130	2,590
	Harrah's Philadelphia	Chester, PA	2,000	100	12	1,700	80	--
Reno/Sacramento	Harrah's Lake Tahoe	Stateline, NV	1,057	54	18	730	60	510
	Harvey's Lake Tahoe	Stateline, NV	1,670	51	19	610	40	740
St. Louis	Century Casino Cape Girardeau	Cape Girardeau, MO	170	42	8	843	23	--
	Century Casino Caruthersville	Caruthersville, MO	90	12	12	425	6	36
Washington D.C.	MGM National Harbor	Prince George's County, MD	3,349	154	50	2,086	157	308
Total VICI Leased Property Portfolio								
23 MSAs	49 Properties	15 States	123,502	4,058	6,724	60,113	3,175	60,114
Golf Courses[1]	Cascata Golf Course	Boulder City, NV	37	--	--	--	--	--
	Rio Secco Golf Course	Henderson, NV	30	--	--	--	--	--
	Grand Bear Golf Course	Saucier, MS	5	--	--	--	--	--
	Chariot Run Golf Course	Laconia, IN	5	--	--	--	--	--

(1) CDN Golf Management Inc., an affiliate of Cabot, manages and operates VICI's golf courses.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

20

SUMMARY OF CURRENT LEASE TERMS

	MGM Master Lease	Caesars Regional Master Lease and Joliet Lease[(1)]	Caesars Las Vegas Master Lease[(1)]	MGM Grand/Mandalay Bay Master Lease
Tenant	MGM Resorts International	Caesars Entertainment	Caesars Entertainment	MGM Resorts International
Annual Cash Rent as of May 2023	$744.6 million	$703.7 million[(2)]	$454.5 million	$309.9 million
Current Lease Year	May 1, 2023 – Apr. 30, 2024 Lease Year 2	Nov. 1, 2022 – Oct. 31, 2023 Lease Year 6	Nov. 1, 2022 – Oct. 31, 2023 Lease Year 6	Mar. 1, 2023 – Feb. 29, 2024 Lease Year 4
Annual Escalator	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	>2% / change in CPI	>2% / change in CPI[(3)]	2% in years 2-15 >2% / change in CPI thereafter (capped at 3%)
Coverage Floor	None	None	None	None
Rent Adjustment[(4)]	None	Year 8: 70% Base / 30% Variable Year 11 & 16: 80% Base / 20% Variable	Year 8, 11 & 16: 80% Base / 20% Variable	None
Variable Rent Adjustment Mechanic[(4)]	None	<u>4% of revenue increase/decrease</u> Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	<u>4% of revenue increase/decrease</u> Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	None
Term	25-year initial term with three 10-year renewal options	18-year initial term with four 5-year renewal options		30-year initial term with two 10-year renewal options
Guarantor	MGM Resorts International	Caesars Entertainment, Inc.	Caesars Entertainment, Inc.	MGM Resorts International
Capex	Minimum of 1% of Net Revenues	Minimum of 1% of Net Revenue annually, with rolling three-year minimum (allocated among Caesars Palace and regional properties)	Minimum of 1% of Net Revenue annually (Caesars Palace and Harrah's Las Vegas), with rolling three-year minimum (allocated among Caesars Palace and regional properties)	3.5% of Net Revenues based on 5-year rolling test (subject to minimum 2.5% for each property); 1.5% monthly reserves

(1) The Caesars Regional Master Lease and Joliet Lease consists of 16 Caesars properties leased from VICI and the Caesars Las Vegas Master Lease consists of Caesars Palace Las Vegas and Harrah's Las Vegas. (2) Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, current annual cash rent is $694.4 million. (3) Annual rent escalation does not apply to $35 million of rent attributable to the Octavius Tower at Caesar's Palace Las Vegas. (4) Rent adjustments in the Caesars Regional Master Lease and Caesars Las Vegas Master Lease occur in lease years based on a lease commencement date of October 6, 2017.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

21

SUMMARY OF CURRENT LEASE TERMS (CONTINUED)

	The Venetian Resort Las Vegas Lease	Mirage Lease	JACK Entertainment Master Lease	Greektown Lease
Tenant	Affiliate of funds managed by affiliates of Apollo Global Management, Inc.	Hard Rock Entertainment	JACK Entertainment	PENN Entertainment
Annual Cash Rent as of May 2023	$257.5 million	$90.0 million	$70.0 million	$51.3 million
Current Lease Year	Mar. 1, 2023 – Feb. 29, 2024 Lease Year 2	Dec. 19, 2022 – Dec. 31, 2023 Lease Year 1	Feb. 1, 2023 – Jan. 31, 2024 Lease Year 4	June 1, 2022 – May 31, 2023 Lease Year 4
Annual Escalator	>2% / change in CPI (capped at 3%)	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	1.5% in years 4-6 >1.5% / change in CPI thereafter (capped at 2.5%)	2% for Building Base Rent ($42.8 million)
Coverage Floor	None	None	None	Net Revenue to Rent Ratio to be mutually agreed upon prior to the commencement of lease year 5
Rent Adjustment	None	None	None	Percentage (Variable) Rent adjusts every 2 years beginning in year 5
Variable Rent Adjustment Mechanic	None	None	None	4% of the average net revenues for trailing 2-year period less threshold amount
Term	30-year initial term with two 10-year renewal options	25-year initial term with three 10-year renewal options	20-year initial term with three 5-year renewal options	15-year initial term with four 5-year renewal options
Guarantor	Affiliate of funds managed by affiliates of Apollo Global Management, Inc.	Seminole Hard Rock Entertainment, Inc. and Seminole Hard Rock International, LLC	Rock Ohio Ventures LLC and JACK Investments Co., LLC	PENN Entertainment, Inc.
Capex	Minimum of 2% of Net Revenues annually (exclusive of gaming equipment) on a rolling three-year basis with ramp up	Minimum of 1% of Net Revenues	Minimum of 1% of Net Revenues beginning in lease year 4, based on a rolling three-year basis	Minimum of 1% of Net Revenues based on a four-year average

VICI
Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA
22

SUMMARY OF CURRENT LEASE TERMS (CONTINUED)

	Hard Rock Cincinnati Lease	Gold Strike Lease	Caesars Southern Indiana Lease	Century Master Lease[1]
Tenant	Hard Rock Entertainment	Cherokee Nation Entertainment	Eastern Band of Cherokee Indians	Century Casinos
Annual Cash Rent as of May 2023	$44.7 million	$40.0 million	$33.0 million	$27.5 million
Current Lease Year	Oct. 1, 2022 – Sept. 30, 2023 Lease Year 4	Feb. 15, 2023 – Apr. 30, 2024 Lease Year 1	Sept. 3, 2022 – Aug. 31, 2023 Lease Year 2	Jan. 1, 2023 – Dec. 31, 2023 Lease Year 4
Annual Escalator	> 2.0% / change in CPI[2]	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	1.5% in years 2-5 >2% / change in CPI thereafter	> 1.25% / change in CPI
Coverage Floor	None	None	None	Net Revenue to Rent Ratio: 7.5x beginning in year 6
Rent Adjustment	None	None	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable	Year 8 & 11: 80% Base (subject to escalator)
Variable Rent Adjustment Mechanic	None	None	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2[3] Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7
Term	28-year initial term with three 10-year renewal options	25-year initial term with three 10-year renewal options	15-year initial term with four 5-year renewal options	20-year term with three 5-year renewal options
Guarantor	Seminole Hard Rock Entertainment, Inc. and Seminole Hard Rock International, LLC	Cherokee Nation Businesses, LLC	Eastern Band of Cherokee Indians	Century Casinos, Inc.
Capex	Minimum 1% of Net Revenues	Minimum of 1% of Net Revenues	1% of Net Revenues annually	Minimum 1% of Net Revenues on a rolling three-year basis for each individual facility; 1% of Net Revenues per fiscal year for the facilities collectively

(1) The Century Master Lease will be amended to include $15.5 million of incremental rent, remove the variable rent provisions and eliminate the coverage floor concept upon closing the pending acquisition of the leasehold interest of Rocky Gap. (2) Starting in lease year 5, if the change in CPI is less than 0.5%, there will be no escalation in rent for such lease year. (3) With respect to lease year 0, for the period Caesars Southern Indiana was closed in 2020 due to COVID-19, the Caesars Southern Indiana Lease will provide for the use of 2019 net revenues, pro rated for the period of such closure.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

23

SUMMARY OF CURRENT LEASE TERMS (CONTINUED)

	Margaritaville Lease	Foundation Gaming Master Lease	PURE Canadian Master Lease
Tenant	PENN Entertainment	Foundation Gaming	PURE Canadian Gaming
Annual Cash Rent as of May 2023	$26.5 million	$24.3 million	C$21.8 / US$16.1 million[(1)]
Current Lease Year	Feb. 1, 2023 – Jan. 31, 2024 Lease Year 5	Dec. 22, 2022 – Dec. 31, 2023 Lease Year 1	Jan. 6, 2023 – Jan. 31, 2024 Lease Year 1
Annual Escalator	2% for Building Base Rent ($17.2 million)	1.0% in years 2-3 >1.5% / change in CPI thereafter (capped at 3%)	1.25% in years 2-3 >1.5% / change in Canadian CPI thereafter (capped at 2.5%)
Coverage Floor	Net Revenue to Rent Ratio: 6.1x beginning in year 2	None	None
Rent Adjustment	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	None	None
Variable Rent Adjustment Mechanic	4% of the average net revenues for trailing 2-year period less threshold amount	None	None
Term	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options	25-year initial term with four 5-year renewal options
Guarantor	PENN Entertainment, Inc.	Foundation Gaming and Entertainment, LLC	Parent entity of PURE Canadian Gaming Corp.
Capex	Minimum 1% of Net Revenues based on a four-year average	1% of net revenue (excluding gaming equipment, IT etc.) annually on a rolling 3-year basis and a per-facility triennial capex requirement of 1% of three-year rolling net revenue	1% of net revenue (excluding gaming equipment, IT etc.) annually

(1) Assumes an exchange rate of C1:00:US$0.74 as of March 31, 2023.

VICI

Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA

24

INVESTMENT ACTIVITY

Property / Loan	Announcement Date	Closing Date	Rent / Income	Cap Rate / Yield	Transaction Size	Tenant / Borrower
Pending Transactions						
Rocky Gap Casino Resort[1]	8/25/2022	Expected Mid-2023	$15.5 million	7.6%	$203.9 million	Century Casinos
Recently Completed Transactions						
Hard Rock Ottawa Senior Secured Notes	-	3/28/2023	$9.4 million	11.0%	$85.0 million	H.R. Ottawa, L.P.
Gold Strike Casino Resort	6/9/2022	2/15/2023	$40.0 million[2]	-	-	Cherokee Nation Entertainment
Remaining 49.9% Interest in the MGM Grand / Mandalay Bay JV	12/1/2022	1/9/2023	$151.6 million	-	$2.8 billion	MGM Resorts International
PURE Canadian Portfolio	1/9/2023	1/6/2023	$16.1 million[3]	8.0%	$200.8 million	PURE Canadian Gaming
Great Wolf Northeast Senior Secured Loan	2/1/2023	12/30/2022	-	-	Up to $287.9 million	Great Wolf Resorts
Fontainebleau Las Vegas Mezzanine Loan	12/27/2022	12/23/2022	-	SOFR+700bps	Up to $350.0 million	Fontainebleau Development, LLC & Koch Real Estate Investments
Fitz Casino & Hotel and WaterView Casino & Hotel	12/22/2022	12/22/2022	$24.3 million	8.3%	$293.4 million	Foundation Gaming
The Mirage Hotel & Casino	12/19/2022	12/19/2022	$90.0 million[2]	-	-	Hard Rock International
Century Casino Caruthersville Partner Property Growth Fund Investment	12/5/2022	12/1/2023	$4.2 million[4]	8.0%	Up to $51.9 million	Century Casinos
Canyon Ranch Austin Senior Secured Loan	10/18/2022	10/7/2022	-	-	Up to $200.0 million	Canyon Ranch

(1) On August 24, 2022, VICI entered into definitive agreements to acquire from Golden Entertainment Inc. the interest in the land and buildings associated with Rocky Gap for approximately $203.9 million in cash. Century Casinos has agreed to acquire the operating assets of Rocky Gap for approximately $56.1 million. Rocky Gap is subject to customary closing conditions and regulatory approvals; no assurances can be provided that the transaction will close on the anticipated timeline or at all. (2) Annual rent payment under the MGM Master Lease was reduced by $40 million and $90 million, respectively, to account for MGM's divestitures of the operations of Gold Strike Casino Resort and the Mirage as of the closing date of each transaction. (3) The PURE Canadian master lease has an initial annual base rent of ~C$21.8 million (~US$16.1 million based on an exchange rate of C1:00:US$0.74 as of March 31, 2023). (4) VICI will own the real estate improvements associated with these projects and annual rent under the Century Master Lease will increase by ~$4.2 million upon completion of such projects.

VICI
Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA
25

26Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA CAPITAL MARKETS ACTIVITY (1) Subsequent to quarter-end, on April 4, 2023, VICI physically settled 3,200,000 shares under the January 2023 forward sale agreements at a forward share price of $37.71 per share, in exchange for total net proceeds of approximately $101.5 million. VICI has $858.9 million of estimated outstanding forward sale agreement proceeds based on 27.1 million remaining unsettled shares. Forward Equity Offering Shares Sold Shares Settled Offering Value Net Proceeds Received to Date January 2023 Offering 30,302,500 3,200,000(1) $1.0 billion $101.5 million(1) Q4 2022 ATM Activity 6,317,805 6,317,805 $212.4 million $208.4 million November 2022 Block Trade 18,975,000 18,975,000 $580.0 million $575.6 million Q3 2022 ATM Activity 3,918,807 3,918,807 $136.1 million $133.1 million Q2 2022 ATM Activity 11,380,980 11,380,980 $367.4 million $355.2 million Equity Capital Markets

27Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA GAMING EMBEDDED GROWTH PIPELINE The descriptions of the Put/Call Agreements and ROFR Agreements herein are presented as a summary of such agreements, which are or may be subject to additional terms and conditions as described in the applicable agreements. Put / Call Agreements Harrah’s Hoosier Park and Horseshoe Indianapolis: VICI has the right to call Harrah’s Hoosier Park and Horseshoe Indianapolis from Caesars at a 13.0x multiple (7.7% cap rate) of the initial annual rent of each facility in a sale leaseback transaction. Caesars has the right to put Harrah’s Hoosier Park and Horseshoe Indianapolis to VICI at a 12.5x multiple (8.0% cap rate) of the initial annual rent of each facility in a sale leaseback transaction. The put/call agreement can be exercised until December 31, 2024. Caesars Forum Convention Center: VICI has the right to call the Caesars Forum Convention Center from Caesars at a 13.0x multiple (7.7% cap rate) of the initial annual rent in a sale leaseback transaction between September 18, 2025 and December 31, 2028(1). Caesars has the right to put the Caesars Forum Convention Center to VICI at a 13.0x multiple (7.7% cap rate) of the initial annual rent in a sale leaseback transaction between January 1, 2024 and December 31, 2024. Right of First Refusal (“ROFR”) Agreements Las Vegas Strip Assets(2): VICI has a ROFR to acquire the land and real estate assets of each of the first two of certain specified Las Vegas Strip assets should the properties be sold by Caesars, whether pursuant to an OpCo/PropCo or a WholeCo sale. The first property subject to the ROFR will be one of: Flamingo Las Vegas, Horseshoe Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino. The second property subject to the ROFR will be selected from one of the aforementioned four properties plus The LINQ Hotel & Casino. Horseshoe Casino Baltimore(2)(3): VICI has a ROFR to enter into a sale leaseback transaction with respect to the land and real estate assets of Horseshoe Baltimore should the property be sold by Caesars. Caesars Virginia Development(2)(3): VICI has a ROFR to enter into a sale leaseback transaction with respect to the land and real estate assets associated with the development of a new casino resort in Danville, Virginia by Caesars and EBCI. (1) In connection with the Caesars Forum Convention Center mortgage loan repayment, the call agreement was amended to extend the expiration date from December 31, 2026 to December 31, 2028. (2) Caesars does not have a contractual obligation to sell the properties subject to the ROFR Agreements and will make an independent financial decision regarding whether to trigger the ROFR agreements and VICI will make an independent financial decision whether to purchase the properties. (3) Subject to any consent required from Caesars’ applicable joint venture partners.

28Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA NON-GAMING EMBEDDED GROWTH PIPELINE (1) Canyon Ranch does not have a contractual obligation to sell the properties subject to the purchase right agreements and will make an independent financial decision regarding whether to trigger the purchase right agreements and VICI will make an independent financial decision whether to purchase the properties. The descriptions of the Put/Call Agreements and Purchase Right Agreements herein are presented as a summary of such agreements, which are or may be subject to additional terms and conditions as described in the applicable agreements. BigShots Golf: VICI has the right to call the real estate assets associated with any BigShots Golf facility financed by VICI in a sale-leaseback transaction. Canyon Ranch Austin: In connection with VICI’s $200 million delayed draw term loan to Canyon Ranch, VICI has the right to call the real estate assets of Canyon Ranch Austin at pre-negotiated terms in a sale-leaseback transaction for up to 24 months following stabilization. In connection with the sale leaseback, VICI and Canyon Ranch would enter into a triple-net lease with an initial term of 25 years, with eight 5-year tenant renewal options. Purchase Right Agreements Canyon Ranch Lenox & Canyon Ranch Tucson(1): VICI has a purchase option to acquire the real estate assets associated with the existing Canyon Ranch Tucson in Tucson, Arizona and Canyon Ranch Lenox in Lenox, Massachusetts should Canyon Ranch elect to sell the real estate of either property through a sale leaseback for a specific period of time, subject to certain exceptions. If the purchase right(s) are exercised, Canyon Ranch would continue to operate the applicable wellness resorts subject to a long- term triple-net lease with VICI. Chelsea Piers New York: VICI entered into an agreement with Chelsea Piers for the life of the existing mortgage loan, subject to a minimum of 5 years, that could lead to a longer-term financing partnership in the future. BigShots Golf: VICI has the opportunity to provide up to $80 million of mortgage financing for the construction of up to five new BigShots Golf™ facilities throughout the United States. As long as the BigShots loan remains outstanding, VICI will have the right of first offer on debt financing for the development of BigShots Golf facilities. Cabot Citrus Farms: In connection with VICI’s $120 million delayed draw term loan to Cabot, VICI also entered into a purchase and sale agreement, pursuant to which VICI will convert a portion of the Cabot Citrus Farms loan into the ownership of certain Cabot Citrus Farms real estate assets and simultaneously enter into a triple-net lease with Cabot that has an initial term of 25 years, with five 5-year tenant renewal options. Canyon Ranch: VICI entered into a right of first offer agreement on future financing opportunities with Canyon Ranch for funding of certain facilities until the earlier of five years from the commencement of the Canyon Ranch Austin lease or the date VICI is no longer landlord. Call Right Agreements Longer Term Financing Partnerships

ANALYST COVERAGE

Covering Equity Analysts

Firm	Analyst	Phone	Email
BofA Securities	Shaun Kelley	(646) 855-1005	Shaun.kelley@bofa.com
Capital One Securities	Dan Guglielmo	(202) 213-6408	Daniel.guglielmo@capitalone.com
CBRE	John DeCree	(702) 691-3213	John.decree@cbre.com
Citi	Smedes Rose	(212) 816-6243	Smedes.rose@citi.com
Deutsche Bank	Carlo Santarelli	(212) 250-5815	Carlo.santarelli@db.com
Evercore ISI	Steve Sakwa	(212) 446-9462	Steve.sakwa@evercoreisi.com
Green Street Advisors	Chris Darling	(949) 640-8780	Cdarling@greenstreet.com
Jefferies	David Katz	(212) 323-3355	Dkatz@jefferies.com
JMP Securities	Mitch Germain	(212) 906-3537	Mgermain@jmpsecurities.com
J.P. Morgan	Anthony Paolone	(212) 622-6682	Anthony.paolone@jpmorgan.com
Keybanc	Todd Thomas	(917) 368-2286	Tthomas@key.com
Ladenburg Thalmann & Co.	John Massocca	(212) 409-2543	Jmassocca@ladenburg.com
Macquarie Capital	Chad Beynon	(212) 231-2634	Chad.beynon@macquarie.com
Mizuho Securities	Haendel St. Juste	(212) 205-7860	Haedel.st.juste@mizuhogroup.com
Morgan Stanley	Ronald Kamdem	(212) 296-8319	Ronald.kamdem@morganstanley.com
Raymond James	RJ Milligan	(727) 567-2585	Rjmilligan@raymondjames.com
Robert W. Baird	Wesley Golladay	(216) 737-7510	Wgolladay@rwbaird.com
Scotiabank	Greg McGinniss	(212) 225-6906	Greg.mcginniss@scotiabank.com
Stifel Nicolaus	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Truist Securities	Barry Jonas	(212) 590-0998	Barry.jonas@truist.com
Wolfe Research	Andrew Rosivach	(646) 582-9250	Arosivach@wolferesearch.com

Covering Fixed Income Analysts

Firm	Analyst	Phone	Email
BofA Securities	James Kayler	(646) 855-9223	James.f.kayler@bofa.com
Deutsche Bank	Luis Chinchilla	(212) 250-9980	Luis.chinchilla@db.com
J.P. Morgan	Mark Streeter	(212) 834-5086	Mark.streeter@jpmorgan.com

VICI Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA 29

30Q1 2023 SUPPLEMENTAL FINANCIAL & OPERATING DATA DEFINITIONS OF NON-GAAP FINANCIAL MEASURES FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by the National Association of Real Estate Investment Trusts (NAREIT), we define FFO as net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) our proportionate share of such adjustments from our investment in unconsolidated affiliate. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate our AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate, gains (or losses) on debt extinguishment and interest rate swap settlements, other gains (losses), other non-recurring non-cash transactions, our proportionate share of non-cash adjustments from our investment in unconsolidated affiliate (including the amortization of any basis differences) with respect to certain of the foregoing and non-cash adjustments attributable to non- controlling interest with respect to certain of the foregoing. We calculate Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense (including the impact of the forward-starting interest rate swaps and treasury locks) and interest income (collectively, interest expense, net), income tax expense and our proportionate share of such adjustments from our investment in unconsolidated affiliate. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.